Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "***Agreement***"), dated as of March 27, 2024, is made and entered into by and among Logistic Properties of the Americas, a Cayman Islands exempted company (the "***Pubco***"), and the undersigned parties listed as "Holders" on the signature page hereto (each, a "***Holder***" and collectively, the "***Holders***").

RECITALS

WHEREAS, on August 15, 2023, (i) two, a Cayman Islands exempted company (together with its successors, "***SPAC***"), and (ii) LatAm Logistic Properties S.A., a company incorporated under the laws of Panama (together with its successors, "***LLP***"), entered into that certain Business Combination Agreement (as may be amended from time to time in accordance with the terms thereof, the "***Business Combination Agreement***"), which was later executed by way of a joinder agreement by each of Pubco, Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco ("***SPAC Merger Sub***"), and LPA Panama Group Corp., a company incorporated under the laws of Panama and a wholly-owned subsidiary of Pubco ("***Company Merger Sub***");

WHEREAS, pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby (the "***Closing***"), among other matters, (a) SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity (the "***SPAC Merger***"), and in connection therewith each issued and outstanding security of SPAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Company Merger Sub shall merge with and into LLP, with LLP continuing as the surviving entity (the "***Company Merger***" and, together with the SPAC Merger, the "***Mergers***"), and in connection therewith (i) the shares of LLP issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive ordinary shares of Pubco, and (ii) any convertible securities of LLP will be terminated; and (c) as a result of the Mergers, SPAC and LLP each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Islands Companies Act and other applicable Law; and

WHEREAS, the parties desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the Pubco Ordinary Shares (as defined below) owned by the Holders as of the Closing, and those issued by Pubco to the Holders under the Business Combination Agreement after the Closing.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

"***Adverse Disclosure***" shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of Pubco, after consultation with counsel to Pubco, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) Pubco has a bona fide business purpose for not making such information public.

"***Agreement***" shall have the meaning given in the preamble.

"***Board***" shall mean the board of directors of Pubco.

"***Business Combination Agreement***" shall have the meaning given in the recitals hereto.

"***Commission***" shall mean the U.S. Securities and Exchange Commission.

"***Company Merger***" shall have the meaning given in the recitals hereto.

"***Company Merger Sub***" shall have the meaning given in the recitals hereto.

"***Demand Registration***" shall have the meaning given in subsection 2.1.1.

"***Demanding Holder***" shall have the meaning given in subsection 2.1.1.

"***Exchange Act***" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

"***Form F-1***" shall have the meaning given in subsection 2.1.1.

"***Form F-3***" shall have the meaning given in subsection 2.3.1.

"***Founder Registration Rights Agreement***" shall mean that certain Registration and Shareholder Rights Agreement, dated as of March 29, 2021, by and among SPAC, the Original Sponsor and the other "Holder" parties named therein, as it is to be amended at or prior to the Closing, including by the Founder Registration Rights Agreement Amendment, dated as of March 27, 2024, by and among SPAC, the Sponsor, Pubco and the other "Holder" parties named therein, and as it may be further amended in accordance with the terms thereof.

"***Founder Securities***" shall mean those securities included in the definition of "Registrable Securities" in the Founder Registration Rights Agreement.

"***Holders***" shall have the meaning given in the preamble.

"***LLP***" shall have the meaning given in the recitals hereto.

"***Lock-Up Agreement***" shall mean any lock-up or similar agreement by and among a Holder, SPAC and Pubco with respect to any Registrable Securities.

"***Maximum Number of Securities***" shall have the meaning given in subsection 2.1.4.

"***Mergers***" shall have the meaning given in the recitals hereto.

"***Misstatement***" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a

Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

"***Original Sponsor***" shall mean two sponsor, a Cayman Islands limited liability company.

"***Piggyback Registration***" shall have the meaning given in subsection 2.2.1.

"***Pro Rata***" shall have the meaning given in subsection 2.1.4

"***Prospectus***" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

"***Pubco***" shall have the meaning given in the preamble.

"***Pubco Ordinary Shares***" shall mean the ordinary shares, par value $0.0001 per share, of Pubco, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

"***Registrable Security***" shall mean (a) any Pubco Ordinary Share owned by a Holder as of the Closing and any Pubco Ordinary Shares issued by Pubco to a Holder under the Business Combination Agreement after the Closing (including any warrants, shares or other securities of Pubco, issued as a dividend or other distribution with respect to or in exchange for or in replacement of the foregoing securities) and (b) any other equity security of Pubco issued or issuable with respect to any such Pubco Ordinary Share by way of a share capitalization or share sub-division or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such security shall cease to be a Registrable Security when: (i) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such security shall have been otherwise transferred, new certificates for such security not bearing a legend restricting further transfer shall have been delivered by Pubco and subsequent public distribution of such security shall not require registration under the Securities Act; (iii) such security shall have ceased to be outstanding; or (iv) such security has been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

"***Registration***" shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

"***Registration Expenses***" shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any securities exchange on which the Pubco Ordinary Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for Pubco;

(E) reasonable fees and disbursements of all independent registered public accountants of Pubco incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration or the Takedown Requesting Holder initiating an Underwritten Shelf Takedown.

"***Registration Statement***" shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

"***Requesting Holder***" shall have the meaning given in subsection 2.1.1.

"***Securities Act***" shall mean the Securities Act of 1933, as amended from time to time.

"***Shelf***" shall have the meaning given in subsection 2.3.1.

"***SPAC***" shall have the meaning given in the recitals hereto.

"***SPAC Merger***" shall have the meaning given in the recitals hereto.

"***SPAC Merger Sub***" shall have the meaning given in the recitals hereto.

"***Sponsor***" shall mean HC Proptech Partners III, LLC, a Delaware limited liability company.

"***Subscription Agreement***" shall mean that certain subscription agreement, dated February 16, 2024, entered into by and between SPAC and the subscriber identified therein as "Subscriber", as assigned by such "Subscriber" pursuant to that certain notice of assignment, dated March 18, 2024, to the assignee identified therein as "Assignee".

"***Subsequent Shelf Registration***" shall have the meaning given in subsection 2.3.2.

"***Takedown Requesting Holder***" shall have the meaning given in subsection 2.3.3.

"***Underwriter***" shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer's market-making activities.

"***Underwritten Registration***" or "***Underwritten Offering***" shall mean a Registration in which securities of Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

"***Underwritten Shelf Takedown***" shall have the meaning given in subsection 2.3.3.

ARTICLE 2

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the Closing, the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities (the "***Demanding Holders***") may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a "***Demand Registration***"). Pubco shall, within five (5) days of Pubco's

receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder's Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder's Registrable Securities in such Registration, a "***Requesting Holder***") shall so notify Pubco, in writing, within three (3) business days after the receipt by the Holder of the notice from Pubco. Upon receipt by Pubco of any such written notification from a Requesting Holder(s) to Pubco, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and Pubco shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after Pubco's receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall Pubco be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form F-1 or any similar long-form registration statement that may be available at such time ("***Form F-1***") has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form F-1 Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further, that an Underwritten Shelf Takedown shall not count as a Demand Registration.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) Pubco has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify Pubco in writing, but in no event later than five (5) days, of such election; provided, further, that Pubco shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise Pubco as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Pubco after consultation with the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advise(s) Pubco, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Pubco Ordinary Shares or other securities that Pubco desires to sell and the Pubco Ordinary Shares or other securities, if any, as to which Registration by Pubco has been requested pursuant to written contractual piggy-back registration

rights held by other security holders of Pubco who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the "***Maximum Number of Securities***"), then Pubco shall include in such Registration: (i) first, (a) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Requesting Holders (if any) and (b) the Founder Securities for the account of any persons or entities who have exercised demand registration rights pursuant to Section 2.1 of the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (in each case, all pro rata in accordance with the number of securities that each applicable person or entity has requested be included in such Registration, regardless of the number of securities held by each such person or entity, as long as they do not request to include more securities than they own (such proportion is referred to herein as "***Pro Rata***")) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to Section 2.2 and the Founder Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other securities for the account of other persons or entities that Pubco is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities. In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this subsection 2.1.4 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the Closing, Pubco proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of Pubco (or by Pubco and by the shareholders of Pubco including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco's existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Pubco or (iv) for a dividend reinvestment plan, then Pubco shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than seven (7) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such

offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) business days after receipt of such written notice (such Registration a "***Piggyback Registration***"). Pubco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Pubco included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Pubco. The notice periods set forth in this subsection 2.2.1 shall not apply to an Underwritten Shelf Takedown conducted in accordance with subsection 2.3.3.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration (other than Underwritten Shelf Takedown), in good faith, advise(s) Pubco and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Pubco Ordinary Shares or other Pubco securities which Pubco desires to sell, taken together with (i) the Pubco Ordinary Shares or other Pubco securities, if any, as to which Registration has been requested pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the Pubco Ordinary Shares and other Pubco securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other security holders of Pubco, exceeds the Maximum Number of Securities, then Pubco shall include in any such Registration:

(a) If the Registration is undertaken for Pubco's account: (i) first, the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, and the Founder Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Pubco Ordinary Shares and other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of Pubco, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is a "demand" registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the Pubco Ordinary Shares or other equity securities for the account of the Demanding Holders and the Requesting Holders (if any) and the Founder Securities for the account of any persons or entities who have exercised demand registration rights pursuant to Section 2.1 of the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which Registration has been requested pursuant to the applicable

written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other persons or entities that Pubco is obligated to register pursuant to separate written contractual arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities;

(c) If the Registration is a "demand" registration undertaken at the demand of holders of Founder Securities pursuant to Section 2.1 of the Founder Registration Rights Agreement: (i) first, the Founder Securities for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders and Requesting Holders (if any) who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the Founder Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other persons or entities that Pubco is obligated to register pursuant to separate written contractual arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities; and

(d) If the Registration is a "demand" registration undertaken at the demand of persons or entities other than either Demanding Holders under Section 2.1 or the holders of Founder Securities exercising demand registration rights under the Founder Registration Rights Agreement: (i) first, the Pubco Ordinary Shares or other equity securities for the account of the demanding persons or entities that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other persons or entities that Pubco is obligated to register pursuant to separate written contractual arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities.

In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this subsection 2.2.2 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis. Notwithstanding anything to the contrary above, to the extent that the Registration of a Holder's Registrable Securities would prevent Pubco or the demanding shareholders from effecting such Registration and

offering, such Holder shall not be permitted to exercise Piggyback Registration rights with respect to such Registration and offering.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. Pubco (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Shelf Registrations.

2.3.1 Pubco shall use commercially reasonable efforts to, as soon as practicable, but in no event later than sixty (60) calendar days after the Closing Date, prepare and file or cause to be prepared and filed with the Commission, a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 on the terms and conditions specified in this subsection 2.3.1. The Registration Statement filed pursuant to this subsection 2.3.1 shall be a shelf registration statement on Form F-3 or similar short form registration statement that may be available at such time ("***Form F-3***"), or if Pubco is ineligible to use Form F-3, on Form F-1 (a "***Shelf***") or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement and shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested prior to effectiveness by, the Holders. Pubco shall use its commercially reasonable efforts to cause such Registration on a Shelf to remain effective with respect to the Registrable Securities and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. Pubco shall maintain each Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf. In the event Pubco files a Shelf on Form F-1, Pubco shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after Pubco is eligible to use Form F-3.

2.3.2 If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, Pubco shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement (a "***Subsequent Shelf Registration***") registering the resale of all Registrable Securities including on such Shelf, and pursuant to any method or combination of methods legally available to, and

requested by, any Holder. If a Subsequent Shelf Registration is filed, Pubco shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that Pubco is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, Pubco, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at Pubco's option, a Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, Pubco shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders.

2.3.3 At any time and from time to time after a Shelf has been declared effective by the Commission, any Holder of Registrable Securities (being in such case, a "***Takedown Demanding Holder***") may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an "***Underwritten Shelf Takedown***"); provided that Pubco shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to Pubco at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Pubco shall include in any Underwritten Shelf Takedown the securities requested to be included by any other holder (each a "***Takedown Requesting Holder***") at least 24 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such holder (including to those set forth herein). Pubco shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by Pubco with the managing Underwriter or Underwriters selected by Pubco after consultation with the Takedown Demanding Holder and the Takedown Requesting Holders (if any). For purposes of clarity, any Registration effected pursuant to this subsection 2.3.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3.4 If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise(s) Pubco, Takedown Demanding Holder and the Takedown Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Takedown Demanding Holder and the Takedown Requesting Holders (if any) desire to sell, taken together with all other Pubco Ordinary Shares or other equity securities that Pubco desires to sell and all other Pubco Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual arrangements with persons or entities, exceeds the Maximum Number of Securities, then the number of Pubco Ordinary Shares or other securities to be registered for each selling shareholder named in such Underwritten Shelf Takedown shall be reduced pro rata among all such selling shareholders.

2.3.5 The Takedown Demanding Holder and the Takedown Requesting Holders (if any) shall have the right to withdraw from an Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) of its intention to withdraw from such Underwritten Shelf Takedown prior to the public announcement of such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to a withdrawal under this subsection 2.3.5.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to Pubco's good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that Pubco has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and Pubco and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to Pubco and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case Pubco shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to Pubco for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Pubco shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that Pubco shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, Pubco shall not be required to effect or permit any Registration or cause any Registration Statement to become effective, with respect to any Registrable Securities held by any Holder that are subject to transfer restrictions under any applicable Lock-Up Agreement, until after the expiration of such transfer restrictions.

ARTICLE 3

COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the Closing, Pubco is required to effect the Registration of Registrable Securities, Pubco shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Pubco shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by Pubco or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such

Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Pubco are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference) furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person's or entity's own expense, in the preparation of the Registration Statement, and cause Pubco's officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information;

3.1.11 obtain a "cold comfort" letter from Pubco's independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing Pubco for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Pubco's first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rale promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its commercially reasonable efforts to make available senior executives of Pubco to participate in customary "road show" presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Pubco. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters' commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of "Registration Expenses," all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person or entity may participate in any Underwritten Offering for equity securities of Pubco pursuant to a Registration initiated by Pubco hereunder unless such person or entity (i) agrees to sell such person's or entity's securities on the basis provided in any underwriting arrangements approved by Pubco and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Pubco that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Pubco hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by Pubco that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Pubco to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Pubco for reasons beyond Pubco's control, Pubco may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by Pubco to be necessary for such purpose. In the event Pubco exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. Pubco shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, Pubco, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Pubco after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Pubco further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Pubco Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to Pubco), including providing any legal opinions.

Upon the request of any Holder, Pubco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 Pubco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by such Holder expressly for use therein. Pubco shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Pubco, its directors and officers and agents and each person or entity who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Pubco.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's or entity's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by

the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Pubco and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Pubco's or such Holder's indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party's and indemnified party's relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to Pubco, to: Logistic Properties of the Americas, Plaza Tempo, Edificio B, Oficina B1, Piso 2, San Rafael de Escazú, San José, Costa Rica, Attn: Esteban Saldarriaga; Annette Fernandez, Telephone No: +1 631-507-9143; +506-6475-0264, E-mail: esteban@latamlp.com; annette@latamlp.com, with copy to: Baker & McKenzie LLP, 452 Fifth Avenue, New York, NY 10018 Attention: Michael Fitzgerald, Esq. and Steven Canner, Esq. and, if to any Holder, at such Holder's address or contact information as set forth in Pubco's books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part.

5.2.2 This Agreement and the rights, duties and obligations of Holders holding Registrable Securities hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities by such Holder which is permitted by any applicable Lock-Up Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party's rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.7 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8 Amendments and Modifications. Upon the written consent of Pubco and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one (1) Holder, solely in its capacity as a holder of the shares of Pubco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or Pubco and any other party hereto or any failure or delay on the part of a Holder or Pubco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Pubco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.11 Remedies Cumulative. In the event that Pubco fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.12 Other Registration Rights. Pubco represents and warrants that no person or entity, other than the holders of (i) Registrable Securities, (ii) Founder Securities and (iii) securities registrable pursuant to the Subscription Agreement, has any right to require Pubco to register any securities of Pubco for sale or to include such securities of Pubco in any Registration filed by Pubco for the sale of securities for its own account or for the account of any other person or entity. Pubco and the Holders hereby acknowledge that Pubco has granted resale registration rights to certain holders of securities registerable pursuant to the Subscription Agreement, and that nothing herein shall restrict the ability of Pubco to fulfill its resale registration obligations under the Subscription Agreement.

5.13 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which no Registrable Securities remain outstanding. The provisions of Section 3.5 and Article 4 shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first written above.

Logistic Properties of the Americas

DocuSigned by:

By: Esteban Saldarriaga

Name: Esteban Saldarriaga

Title: Chief Executive Officer

(Signature page for Registration Rights Agreement)

JREP Logistic Acquisitions, LP

DocuSigned by:

By: ______________________________
Name: Thomas J. McDonald
Title: Authorized Signatory

(Signature page for Registration Rights Agreement)

Latam Logistic Equity Partners, LLC

DocuSigned by:

By: ______________________________

Name: Thomas J. McDonald

Title: Authorized Signatory

(Signature page for Registration Rights Agreement)